Exhibit 99.1

TOMI Environmental Solutions and L-3 Communications Enter
Into Relationship to Commercialize Binary Ionization Technology (BIT™) for Bio-Sterilization

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--September 16, 2010--TOMI Environmental Solutions, Inc., (OTCBB:TOMZ), a global green leader in infectious disease control and surface and air remediation, and L-3 Communications, a leader in the aerospace and defense industry, announced today that they have entered into a relationship to commercialize current and future products developed by L-3’s Applied Technologies Group (ATG). This partnership will include rights to sell equipment in the United States, as well as in Singapore, Thailand, India, the United Arab Emirates, Saudi Arabia and Hungary.

L-3’s Applied Technologies Group has designed and developed a binary ionization technology (BIT™) that produces a reactive oxygen species which kills bacteria and mold spores, and inactivates viruses, along with creating a transient sterilization of all indoor and outdoor spaces. This technology is designed for fixed installation in buildings, including hospitals or other health care facilities. L-3's mobile unit, when worn as a backpack, can be used to transiently sterilize public transportation systems, police and fire vehicles or large public areas.

Dr. Halden Shane, CEO of TOMI, stated, “TOMI is thrilled to partner with L-3 to commercialize its product line to our remediating partners and foreign subsidiaries. I know that we can now offer a solution to the complex problem of environments that are contaminated by viruses such as health care associated infections (HAI), which represent a $32 billion health concern. This product also has homeland security decontamination applications related to bioterrorism.”

“L-3 is excited to partner with TOMI to distribute our binary ionization technology throughout the United States and abroad,” stated Dr. Kurt Klimpel, COO of Binary Ionization, Inc. (BIT), a division of L-3 ATG. “TOMI will introduce BIT to its existing customer base, which gives us the potential to quickly expand the reach of this technology worldwide.”

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCBB:TOMZ) is a leading provider of environmental indoor air and surface purification equipment and services that use either Ozone produced by Ultraviolet light or hydrogen peroxide that has been activated. TOMI equipment can also be used to solve problems that involve airborne and surface infectious disease control and damages to buildings from fire, flood, mold and similar events as well as homeland security decontamination applications related to bioterrorism. TOMI systems produce byproduct-free ozone and activated hydrogen peroxide mist with a high degree of industry expertise. For more product information, visit www.tomiesinc.com.

About L-3 Applied Technologies

L-3 Applied Technologies (ATG) comprises four different divisions: Pulse Sciences, ElectroMagnetics and Electronics Jaycor (EME), Simulation Engineering and Test (SET) and Binary Ionization Inc. (BII). Its core competencies are in the areas of pulse power and RF sources, survivability technology for overall infrastructure protection and Binary Ionization Technology (BIT) for bio-sterilization and mold remediation.

Headquartered in New York City, L-3 Communications employs approximately 67,000 people worldwide and is a prime contractor in C3ISR (Command, Control, Communications, Intelligence, Surveillance and Reconnaissance) systems, aircraft modernization and maintenance, and government services. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms. The company reported 2009 sales of $15.6 billion. To learn more about L-3, please visit the company’s website at www.L-3com.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & CEO
(310) 275-2255
or
Syndicated Capital, Inc.
Faith Lee, President
(310) 255-4482